UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

September 12, 2006

GENESIS MICROCHIP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33477	77-0584301
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 Gold Street

Alviso, California 95002

(Address of principal executive offices, including zip code)

(408) 262-6599

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 12, 2006, the Board of Directors of Genesis Microchip Inc. (the “Registrant” or “Company”) appointed Ms. Hildy Shandell, the Company’s Senior Vice President, Corporate Development, as an “executive officer” of the Company within the meaning of Section 16(a) of the Securities Exchange Act of 1934.

The following summary of the material terms of Ms. Shandell’s offer letter is qualified in its entirety by reference to such document which is filed herewith as Exhibit 10.1. The terms of Ms. Shandell’s offer letter with the Company include, among other things, the following:

(i) an at-will employment wherein either the Company or Ms. Shandell may terminate her employment with the Company at any time, with or without reason;

(ii) a monthly gross salary of $21,667;

(iii) a sign-on bonus of $100,000;

(iv) an award of stock options to purchase 45,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, 25% of which vest after six months of employment, with the balance vesting monthly in equal amounts over the following thirty-six months, subject to Ms. Shandell’s continued employment with the Company on the applicable vesting dates; and

(v) an award of 50,000 restricted stock units, 25% of which vest after six months of employment, with the balance vesting quarterly in equal amounts over the following twelve quarters, subject to Ms. Shandell’s continued employment with the Company on the applicable vesting dates.

Pursuant to the terms of Ms. Shandell’s offer letter, Ms. Shandell is eligible to participate in the Company’s Corporate Bonus Plan for fiscal year 2007. The Company also agreed to reimburse Ms. Shandell for up to $4,000 in legal fees incurred in connection with negotiating, preparing and executing her offer letter.

In addition, in the event that the Company terminates Ms. Shandell’s employment within the first three years of her employment, for reasons other than for cause or Ms. Shandell’s death or disability, and such termination is not associated with a change of control such that she would not be entitled to receive any severance benefits under her Severance Agreement (as defined below), then, subject to Ms. Shandell’s signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to the Company, she will be entitled to the following benefits:

(i) severance payments equal to twelve months of then-current monthly base salary;

(ii) a pro-rated bonus (calculated assuming 100% achievement of individual and corporate plan objectives);

(iii) one-year vesting acceleration of all unvested restricted stock units, if any;

(iv) one-year vesting acceleration of all unvested options, if any; and

(v) reimbursement of twelve months of COBRA benefit continuation payments.

In connection with the commencement of her employment and pursuant to her offer letter, Ms. Shandell entered into a Change of Control Severance Agreement with the Company, dated as of September 12, 2006 (the “Severance Agreement”). The following summary of the material terms of the Severance Agreement is qualified in its entirety by reference to such Severance Agreement which is filed as Exhibit 10.2 hereto.

The Severance Agreement provides that if Ms. Shandell’s employment with the Company is involuntarily terminated within three months before a Change of Control (as defined in the Severance Agreement) or within twelve months following a Change of Control, Ms. Shandell will be entitled to certain severance benefits, including, but not limited to:

(i) a lump sum payment equal to twelve months base salary and any applicable allowances as in effect as of the date of such termination or, if greater, as in effect immediately prior to the Change of Control;

(ii) a lump sum payment equal to a pro-rated amount of Ms. Shandell’s annual target bonus for the year in which the termination occurs, or, if greater, her annual target bonus as in effect immediately prior to a Change of Control for the year in which the Change of Control occurs (calculated in either case assuming 100% achievement of individual and corporate plan objectives);

(iii) accelerated vesting for fifty percent of Ms. Shandell’s unvested stock options, restricted stock and other stock based awards to the extent such options or awards are outstanding and unexercisable as of the Termination Date (as defined in the Severance Agreement), unless the plan under which such awards were granted or the agreement evidencing such awards provides for accelerated vesting of a greater percentage of such awards;

(iv) the right to exercise all vested stock options granted by the Company (including any options that vest pursuant to the Severance Agreement) prior to the Change of Control for a period of up to two years following the Termination Date; and

(v) Company-paid health coverage for up to twelve months following the Termination Date.

Should Ms. Shandell’s employment with the Company be involuntarily terminated at any time during the period that is after twelve months but before twenty-four months after a Change of Control (the “Second Year”), then, subject to Ms. Shandell’s signing and not revoking a general release of claims, she will be entitled to certain severance benefits, including, but not limited to:

(i) a lump sum payment equal to the number of full months remaining in the Second Year as of the Termination Date multiplied by Ms. Shandell’s monthly base salary and allowances as in effect as of the Termination Date, or, if greater, as in effect immediately prior to the Change of Control;

(ii) a lump sum payment equal to a pro-rated amount of Ms. Shandell’s annual target bonus for the year in which the termination occurs, or, if greater, her annual target bonus as in effect immediately prior to a Change of Control for the year in which the Change of Control occurs (calculated in either case assuming 100% achievement of individual and corporate plan objectives);

(iii) all Stock Rights (as defined in the Severance Agreement) shall accelerate and become vested and exercisable as to the number of shares that would have otherwise vested during the twelve (12) months following the Termination Date as if Ms. Shandell had remained employed by the Company (or its successor) through such date under the applicable award agreements to the extent such Stock Rights are outstanding and unexercisable as of the Termination Date, unless the plan under which such awards were granted or the agreement evidencing such awards provides for accelerated vesting of a greater percentage of such awards;

(iv) all awards of restricted stock, restricted stock units and other similar awards that were issued prior to the Change of Control shall vest as to fifty percent (50%) of the portion of such awards that is unvested as of the Termination Date, unless the plan under which such awards were granted or the agreement evidencing such awards provides for accelerated vesting of a greater percentage of such awards;

(v) the right to exercise all vested stock options granted by the Company following the effective date of the Severance Agreement for a period of up to two years following the Termination Date; and

(vi) Company-paid health coverage following the Termination Date pro-rated to reflect that number of months remaining in the Second Year as of the date of termination.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter with Hildy Shandell dated August 30, 2006

10.2	Change of Control Severance Agreement dated September 12, 2006 between Hildy Shandell and the Company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS MICROCHIP INC.

Date: September 18, 2006	By:	/s/ Michael Healy
	Name:	Michael Healy
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Offer Letter with Hildy Shandell dated August 30, 2006

10.2	Change of Control Severance Agreement dated September 12, 2006 between Hildy Shandell and the Company.